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                                                                   Exhibit 8(b)
                                AMENDMENT NO. 1

                                      TO

                           ADMINISTRATION AGREEMENT



                  This Amendment No. 1 (the "Amendment") to the Administration Agreement (the "Agreement") by and between Merrill Lynch Index Funds, Inc. (the "Corporation") and Merrill Lynch Asset Management, L.P., doing business as Merrill Lynch Asset Management (the "Administrator") dated as of January 1, 1997 is made and entered into as of August 2, 1999 by the parties hereto.

                  WHEREAS, the parties hereto desire to amend the rates used in determining the fees paid to the Administrator pursuant to the Agreement, and the parties hereto desire to amend Appendix A to the Agreement accordingly.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                  1. Appendix A to the Agreement is hereby amended in its entirety as follows:

                                  APPENDIX A


        Name of Fund                               Administrative Fee
        ------------                               ------------------
Merrill Lynch S&P 500 Index Fund                        0.245%
Merrill Lynch Small Cap Index Fund                       0.29%
Merrill Lynch Aggregate Bond Index Fund                  0.19%
Merrill Lynch International Index Fund                   0.34%

As of August 2, 1999

                  2. Except as herein modified, all of the terms, conditions and provisions of the Agreement as modified by this Amendment shall remain unmodified and in full force and effect.

                                       1
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                  3. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the undersigned have affixed their signatures signifying their adoption of this Amendment.

                                 MERRILL LYNCH INDEX FUNDS, INC.


                                 By:________________________________
                                    Name:
                                    Title:


                                  MERRILL LYNCH ASSET MANAGEMENT, L.P.


                                 By:_______________________________
                                    Name:
                                    Title: